Exhibit 99.1







PRESS RELEASE                            Source: Document Security Systems, Inc.


DOCUMENT SECURITY SYSTEMS ANNOUNCES COMPLETION OF $5.8 MILLION PRIVATE PLACEMENT, INTENDS TO EXPAND ITS SALES AND MARKETING EFFORTS IN 2004

Tuesday, December 30, 2003

ROCHESTER, NY - December 30, 2003 - Document Security Systems, Inc. (OTC BB:
DCSS) announced today that it has completed its $5.8 million private placement offering. Fordham Financial Management, Inc., an NASD registered broker dealer, served as placement agent. The company completed the original offering amount of $5,000,000 and an additional $800,000 representing over-subscriptions for total gross proceeds of $5,800,000. The net proceeds to the Company from the offering, after deduction of commissions and offering expenses and the consulting fee was approximately $5,045,000. The Company offered for sale units for a purchase price of $50,000 per unit, comprised of 12,500 shares of common stock and 3,125 common stock warrants. The warrants have an exercise price of $5.00 per share. The company intends to use the net proceeds for working capital, additional intellectual property protection and research, debt reduction and expansion of its sales and marketing efforts.

"Document Security Systems, Inc.'s anti-counterfeiting technologies are applicable to a wide range of products and industries," said Patrick White, Chairman and CEO of DCSS. "The problem of counterfeiting is not just a currency protection issue. It is also an issue of consumer safety, public safety, product safety, intellectual property protection, brand protection and national security. The completion of this private placement means that for the first time in its corporate history, Document Security Systems now has the resources to create a marketing infrastructure that will enable us to demonstrate the value of our state of the art anti-counterfeiting technologies on a world-wide basis. Toward this end, we expect to expand our sales and marketing staff and activities dramatically in 2004 and beyond."

Document Security Systems, Inc. is a technology company with patents in printed security features which prevent forgery, duplication, counterfeiting, copying, scanning and re-imaging for any type of printed documents, labels or packaging.

The private placement was intended to comply with the exemptions from registration provided under Section 506 of Regulation D and offers and sales were made solely to "accredited investors" as defined in Regulation D. The securities in the offering were offered without registration in reliance on rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated thereunder. The offering was not reviewed, approved or disapproved, nor was the accuracy or adequacy of the information provided by the company, to investors passed upon, by the Securities and Exchange Commission or any state securities commission. Any representation to the contrary is a criminal offense. The securities were offered and sold subject restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act, and the applicable state securities laws, pursuant to registration or exemption therefrom.




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Safe Harbor Statement

This release contains forward-looking statements regarding expectations for future financial performance, which involve uncertainty and risk. It is possible the Company's future financial performance may differ from expectations due to a variety of factors including, but not limited to, changes in economic and business conditions in the world, increased competitive activity, achieving sales levels to fulfill revenue expectations, consolidation among its competitors and customers, technology advancements, unexpected costs and charges, adequate funding for plans, changes in interest and foreign exchange rates, regulatory and other approvals and failure to implement all plans, for whatever reason. It is not possible to foresee or identify all such factors. Any forward-looking statements in this report are based on current conditions; expected future developments and other factors it believes are appropriate in the circumstances. Prospective investors are cautioned that such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected. The Company makes no commitment to update any forward-looking statement included herein, or disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement.

CONTACT:
     Contact: Dave Wicker
     Company: Document Security Systems, Inc.
     Title: Vice President
     Voice: 585-346-4490
     Fax: 585-232-5960
     Email: DAVE@DOCUMENTSECURITY.COM

     Websites:  WWW.DOCUMENTSECURITY.COM
                WWW.SAFETYPAPER.COM
                WWW.LEGALSTORE.COM
                WWW.PATRICKPRINTING.COM


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